June 28, 2018

Bank of America Announces Increases to Quarterly Common Stock Dividend and
Common Share Repurchase Program

CHARLOTTE — Following completion of the Federal Reserve’s 2018 Comprehensive Capital Analysis and Review, Bank of America today announced that the Federal Reserve did not object to the company’s capital plan, which is estimated to return approximately $26 billion to common stockholders over the next four quarters through a quarterly common stock dividend increase and common stock repurchases. That estimate is based upon the company’s current number of outstanding shares and share price.

As part of the capital plan, the company’s Board of Directors plans to increase its quarterly common stock dividend by 25 percent to $0.15 per share, beginning in the third quarter of 2018.

Also, the company has been authorized to repurchase approximately $20.6 billion in common stock from July 1, 2018 through June 30, 2019, which includes approximately $0.6 billion in repurchases to offset shares awarded under equity-based compensation plans during the same period.

The repurchase program, which covers both common stock and warrants, will be subject to various factors, including the company's capital position, liquidity, financial performance and alternative uses of capital, stock trading price, and general market conditions, and may be suspended at any time. The common stock or warrant repurchases may be effected through open market purchases or privately negotiated transactions, including Rule 10b5-1 plans.

Forward-Looking Statements
Certain statements in this news release represent the current expectations, plans or forecasts of Bank of America based on available information and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements often use words like “expects,” “anticipates,” “believes,” “estimates,” “targets,” “intends,” “plans,” “predict,” “goal” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements speak only as of the date they are made, and Bank of America undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

Forward-looking statements represent Bank of America’s current expectations, plans or forecasts of its future results, revenues, expenses, efficiency ratio, capital measures, and future business and economic conditions more generally, and other future matters, including but not limited to the estimated four-quarter total capital actions described above. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond Bank of America’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks discussed under Item 1A. “Risk Factors” of Bank of America’s Annual Report on Form 10-K for the year ended December 31, 2017 and in any of Bank of America’s other subsequent Securities and Exchange Commission filings.

Bank of America
Bank of America is one of the world’s leading financial institutions, serving individual consumers, small and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 47 million consumer and small business relationships with approximately 4,400 retail financial centers, approximately 16,000 ATMs, and award-winning digital banking with approximately 36 million active users, including 25 million mobile users. Bank of America is a global leader in wealth management, corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 3 million small business owners through a suite of innovative, easy-to-use online products and services. The company serves clients through operations across the United States, its territories and more than 35 countries. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange.

For more Bank of America news, including dividend announcements and other important information, visit the Bank of America newsroom. Click here to register for news email alerts.

www.bankofamerica.com

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Investors May Contact:
Lee McEntire, Bank of America, 1.980.388.6780
Jonathan Blum, Bank of America (Fixed Income), 1.212.449.3112

Reporters May Contact:
Lawrence Grayson, Bank of America, 1.704.995.5825
lawrence.grayson@bankofamerica.com